                              ARK RESTAURANTS CORP.
                             1996 STOCK OPTION PLAN

1.    Purposes

         This Stock Option Plan (the "Plan") is intended to assist Ark Restaurants Corp. (the "Company") in attracting, maintaining and developing a strong management for the Company and its subsidiaries by encouraging ownership of Shares by officers, directors and employees. Each option granted pursuant to the Plan shall be designated at the time of grant as either an "incentive stock option" or as a "nonqualified stock option."

2.    Definitions

         For the purposes of the Plan, unless the context otherwise requires, the following definitions shall be applicable:

         (a) "Board" or "Board of Directors" means the Company's Board of Directors.

         (b) "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Director" means any person who is a member of the Board of Directors of the Company whether or not such person is an Employee.

         (d) "Employee" means an employee of the Company or of a Subsidiary (including a director or officer who is also an Employee).

         (e) "Employment" means the employment of an Employee by the Company or a Subsidiary or the service of a Director as a director of the Company.

         (f) "Fair Market Value" of the Shares means the mean between the closing bid and asked prices of publicly traded Shares as reported on the NASDAQ system (or, if the Shares are listed on a national securities exchange, the closing price on such exchange), or, if the Shares shall not then be regularly quoted on the NASDAQ system (or on any national securities exchange), as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee (as hereinafter defined) or the Board in a manner consistent with the provisions of the Code.

         (g) "ISO" means an  incentive  stock option  intended to qualify  under
Section 422 of the Code.

         (h) "NQO" means an option which does not qualify as an ISO.

         (i) "Option Agreement" means a written agreement between the option holder and the Company evidencing an option granted under the Plan, consistent with the provisions of Section 6 of the Plan.

         (j) "Shares" means shares of the Company's common stock, $.01 par value, including authorized but unissued shares and shares which have been previously issued and reacquired by the Company or a Subsidiary.

         (k) "Subsidiary" of the Company means and includes a "Subsidiary Corporation," as that term is defined in Section 425(f) of the Code.

3.    Administration

         The Plan shall be administered by a committee (the "Committee") consisting of not less than two persons appointed by the Board of Directors, each of whom shall be a "non-employee director" as the term is defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Subject to the express provisions of the Plan, the Committee shall have authority to interpret and construe the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the express provisions of the Plan, the Committee, in its sole discretion, shall from time to time determine the persons from among those eligible under the Plan to whom, and the time or times at which, options shall be granted, the number of Shares to be subject to each option, whether an option shall be designated an ISO or an NQO and the manner in and price at which such option may be exercised. In making such determinations, the Committee may take into account the nature and period of service rendered by the respective optionees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee shall in its discretion deem relevant. However, nothing contained herein shall be deemed to prevent the Committee, in the sound exercise of business judgment, from canceling outstanding options and reissuing new options at a lower exercise price in the event that the Fair Market Value per share of common stock at any time prior to the date of exercise falls below the exercise price of options granted pursuant to the Plan. Shares subject to any such canceled options shall be immediately available for reissuance under the Plan. The determination of the Committee with respect to any matter referred to in this Section 3 shall be conclusive.

4.    Eligibility for Participation

         Any Employee or Director or an independent contractor providing services to the Company or its Subsidiaries shall be eligible to receive options granted under the Plan, except that (i) only Employees (including a director or officer who is also an Employee) shall be eligible to receive ISOs, and (ii) members of the Committee are not eligible to receive options under the Plan during their term of service on the Committee and for a period of one year thereafter.

5.    Limitation on Shares Subject to the Plan

         (a) Subject to adjustment as hereinafter provided, no more than 270,000 Shares may be issued pursuant to the exercise of options granted under the Plan. If any option shall expire or terminate for any reason, without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

         (b) Subject to adjustment as hereinafter provided, (i) no Employee may be granted ISOs to purchase more than an aggregate of 50,000 Shares under the Plan, and (ii) no Employee may be granted options to purchase more than an aggregate of 50,000 Shares during any period of 12 consecutive months (including any repriced or reissued options).

6.    Terms and Conditions of Options

         Each option granted under the Plan shall be subject to all of the applicable terms and conditions of the Plan and shall be evidenced by an Option Agreement. The Option Agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee may deem appropriate, including, among other things, when and to what extent the option is exercisable, the number of Shares that may be purchased upon exercise of an option, the price at which each Share may be purchased pursuant to the exercise of an option, the conditions to the exercise of any option and the option holder's obligation to remain in the continuous employment with or service to the Company. The provisions of Option Agreements need not be identical. Without limiting the foregoing, each option granted under the Plan shall be subject to the following terms and conditions:

         (a) Except as provided in Subsection (i), the option price per Share shall be determined by the Committee, but shall not, in the case of ISOs, be less than 100% of the Fair Market Value of a Share on the date the option is granted and in the case of NQOs, be less than 85% of the Fair Market Value of a Share on the date of grant. The Committee may modify the option price of outstanding options or cancel such options and grant new options in lieu thereof at a new option price, provided that in the case of ISOs the option price of such modified or new option may not be less than 100% of the Fair Market Value of a Share on the date of such action by the Committee.

         (b) Each option shall expire ten years from the date of grant unless the Committee, in its discretion, fixes a shorter term, subject to earlier termination as provided herein.

         (c) If an option holder dies while he is an Employee or a Director or within three months after the termination of such option holder's Employment by reason of retirement with the written consent of the Company or a Subsidiary, such option may, to the extent that the option holder was entitled to exercise such option on the date of his death, be exercised within one year after his death by his personal representative or representatives or by the person or persons to whom the option holder's rights under the option shall pass by will or by the applicable laws of descent and distribution; provided, however, that an option may not be exercised to any extent by anyone after its expiration.

         (d) In the event that an option holder shall voluntarily retire or quit his Employment without the written consent of the Company or a Subsidiary or if the Company or a Subsidiary shall terminate the Employment of an option holder for cause (as determined by the Committee in its sole discretion), the options held by such holder shall forthwith terminate. If an option holder shall voluntarily retire or quit his Employment with the written consent of the Company or a Subsidiary, or if the Employment of an option holder shall have been terminated by the Company or a Subsidiary for reasons other than cause, such option holder may (unless his option shall have previously expired pursuant to the provisions hereof) exercise his option at any time prior to the expiration of the original option period or the expiration of three months from the termination of his Employment, whichever shall first occur, to the extent of the number of Shares subject to such option which were purchasable by him on the date of termination of his employment. Options granted under the Plan shall not be affected by any change of employment so long as the option holder continues to be an Employee or Director.

         (e) Each option shall be nontransferable by the option holder otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the option holder solely by him.

         (f) Payment of the option price shall be made to the Company at the time the option is exercised either (i) in cash (including check, bank draft or money order), or (ii) at the discretion of the Committee, by delivering Shares already owned by the option holder and having a Fair Market Value on the date of exercise equal to the option price of the option or a combination of such Shares and cash, or (iii) by any other proper method specifically approved by the Committee.

         (g) In order to assist an optionee in the exercise of an option granted under the Plan, the Committee or Board may, in its discretion, authorize, either at the time of the grant of the option or thereafter (a) the extension of a loan to the optionee by the Company, (b) the payment by optionee of the purchase price of the Common Stock in installments, (c) the guarantee by the Company of a loan obtained by the optionee from a third party or (d) make such other reasonable arrangements to facilitate the exercise of options in accordance with applicable law. The Committee or Board shall authorize the terms of any such loan, installment payment arrangement or guarantee, including the interest rate (which, in the case of incentive stock options, shall be not less than the higher of (i) the "prime rate" as from time to time in effect of a commercial bank or recognized standing, and (ii) the rate of interest from time to time imputed under Section 483 of the Code) and terms of repayment thereof, and shall cause the instrument evidencing any such option to be amended, if required, to provide for any such extension of credit. Loans, installment payment arrangements and guarantees may be authorized without security, and the maximum amount of any such loan or guarantee shall be the purchase price of the Common Stock being acquired, plus related interest payments.

         (h) To the extent that the aggregate Fair Market Value (determined at the time an ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries exceeds $100,000, such ISOs will be treated as NQOs. The foregoing rule shall be applied by taking ISOs into account in the order in which they were granted. In the event outstanding ISOs granted to an Employee become immediately exercisable under Section 7(a) hereof, such ISOs will, to the extent the aggregate Fair Market Value thereof exceeds $100,000, be treated as NQOs.

         (i) An ISO may be granted to an Employee owning, or who is considered as owning by applying the rules of ownership set forth in Section 424(d) of the Code, over 10 percent of the total combined voting power of all classes of capital stock of the Company or any Subsidiary if the option price of such ISO equals or exceeds 110% of the Fair Market Value of a Share subject to the ISO and such ISO shall expire not more than five years from the date of grant.

         (j) Options may be terminated at any time by agreement between the Company and the option holder.

         (k) Nothing herein contained shall impose upon the Company the obligation to continue the employment or other service of any option holder. The rights of the Company to terminate the employment or service of an option holder shall not be diminished or affected by reason of the granting of an option.

7.    Adjustments Upon Changes in Capitalization

         (a) New option rights may be substituted for the option rights granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of Section 7(b) hereof, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Shares; provided, however, that each option holder shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired option rights granted hereunder whether or not then exercisable.

         (b) The existence of outstanding options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding Shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate option price.

         (c) Adjustments under this Section 7 shall be made by the Committee, whose determination as to what adjustment, if any, shall be made, and the extent thereof, shall be final.

8.    Privileges of Stock Ownership

         No option holder shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to him

9.    Securities Regulation

         (a) Each option shall be subject to the requirement that if at any time the Board shall in its discretion determine that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any Federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in connection with the issuance or purchase of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, approval or consent shall have been effected or obtained free from any conditions not reasonably acceptable to the Board.

         (b) Unless at the time of the exercise of an option and the issuance of the Shares thereby purchased by an option holder hereunder there shall be in effect as to such Shares a Registration Statement under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission, the option holder exercising such option shall deliver to the Company at the time of exercise a certificate (i) acknowledging that the Shares so acquired may be "restricted securities" within the meaning of Rule 144 promulgated under the Act, (ii) certifying that he is acquiring the Shares issuable to him upon such exercise for the purpose of investment and not with a view to their sale or distribution; and (iii) containing such option holder's agreement that such Shares may not be sold or otherwise disposed of except in accordance with applicable provisions of the Act. The

Company shall not be required to issue or deliver certificates for Shares until there shall have been compliance with all applicable laws, rules and regulations, including the rules and regulations of the Securities and Exchange Commission.

10.    Amendment, Suspension and Termination of the Plan

         The Board may at any time amend, suspend or terminate the Plan, provided that, except as set forth in Section 7 above, no amendment may be adopted which would:

         (a) increase the maximum number of Shares which may be issued pursuant to the exercise of options granted under the Plan;

         (b) permit the grant of any ISO under the Plan with an option price less than 100% of the Fair Market Value of the Shares at the time such ISO is granted;

         (c) change the provisions of Section 4; or

         (d) extend the term of ISOs or the period during which ISO may be granted under the Plan.

         Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on January 9, 2006. No option may be granted during the term of any suspension of the Plan or after termination of the Plan. The amendment or termination of the Plan shall not, without the written consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

11.    Effective Date

         Subject to stockholder approval, the effective date of the Plan shall be January 10, 1996.